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                                                                    EXHIBIT 10.5

                       WORKING CAPITAL ESCROW AGREEMENT
                       --------------------------------

          THIS WORKING CAPITAL ESCROW AGREEMENT (this "Agreement") dated as of December 5, 1996, among RADNOR HOLDINGS CORPORATION, a Delaware corporation ("Buyer"), RICHARD DAVIDOVICH, an individual ("Davidovich"), and DUANE, MORRIS & HECKSCHER, as escrow agent (the "Escrow Agent").

                                 RECITALS
                                 --------

          WHEREAS, Buyer, Davidovich, James River Paper Company, Inc., Grupo Industrial Hermes, S.A. de C.V., and the Rosenthal Group (as such term is defined in the Stock Purchase Agreement) are parties to a Stock Purchase Agreement, dated as of October 30, 1996 (the "Stock Purchase Agreement"), pursuant to which Buyer is acquiring all of the outstanding shares of common and preferred capital stock, and all options and warrants to purchase the common and preferred capital stock, of SP Acquisition Co., a Delaware corporation;

          WHEREAS, the Stock Purchase Agreement provides that certain monies shall be placed into escrow as more fully described herein and that Buyer and Davidovich execute and deliver this Escrow Agreement; and

          WHEREAS, capitalized terms used but not otherwise defined herein have the respective meanings ascribed to such terms in the Stock Purchase Agreement.

          NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

                                 AGREEMENT
                                 ---------

          1.  Escrow Fund. Buyer is depositing with the Escrow Agent, which
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acknowledges receipt thereof, an amount equal to One Million Dollars
($1,000,000) in immediately available funds (as increased by any earnings thereon and as reduced by any disbursements, the "Escrow Fund"), to be held and disbursed by the Escrow Agent in accordance with this Agreement.

          2.  Disbursement of the Escrow Fund. Within ten (10) business days
              -------------------------------
following the final determination of the Adjustment Amount in accordance with
Section 2.7 of the Stock Purchase Agreement, either Buyer or Davidovich shall deliver to the Escrow Agent and to the other party a written notice (a "Notice")
(i) stating that the Adjustment Amount has been determined to be final in accordance with Section 2.7 of the Stock Purchase Agreement, (ii) setting forth the Adjustment Amount, and (iii) directing payment of the Escrow Fund to

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Buyer or to Davidovich on behalf of the Sellers, as the case may be, in accordance with Section 2.7(b) of the Stock Purchase Agreement. If the Escrow Agent has not received an objection to the Notice (an "Objection Notice") from Buyer or Davidovich, as the case may be, delivered in accordance with Section 6 hereof within ten (10) business days of the Escrow Agent's receipt of the Notice, the Escrow Agent shall disburse the Escrow Fund in accordance with the Notice and the provisions of this Agreement. If the Escrow Agent receives an Objection Notice delivered in accordance with Section 6 hereof within ten (10) business days of its receipt of the Notice, the Escrow Agent shall not disburse the Escrow Fund until the earlier of (i) receipt of written instructions signed by both Buyer and Davidovich, or (ii) receipt of an order of a court directing the Escrow Agent to disburse the Escrow Funds, which the Escrow Agent determines is binding upon the Escrow Agent, in accordance with Section 5.4 hereof. Partial distributions from the Escrow Fund of amounts not disputed shall be permitted in accordance with the Stock Purchase Agreement, subject to all of the notice requirements of this Section (except that the notice shall direct that a partial distribution be made).

          3.  Investment of the Escrow Fund.  The Escrow Agent shall invest the
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Escrow Fund in (i) interest bearing accounts in or certificates of deposit of a commercial bank located in Philadelphia, Pennsylvania or (ii) obligations of the United States of America maturing within seven (7) days of the date of investment.

          4.  Termination of Escrow.  This Agreement shall terminate at such
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time as the Escrow Agent has disbursed the Escrow Fund in full in accordance with Section 2 hereof.

          5.  Escrow Agent.
              ------------

              5.1  General.  The Escrow Agent shall act as escrow agent and hold
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and disburse the Escrow Fund pursuant to the terms and conditions of this
Agreement. Its duties under this Agreement shall cease upon disbursement of the Escrow Fund.

              5.2  Liquidation of Investments.  When necessary to provide funds
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in order to make any payments required by Section 2, the Escrow Agent shall liquidate any investments held by it as the Escrow Agent may, in its sole and absolute discretion, determine. The Escrow Agent shall have no liability for losses upon the liquidation of any such investments.

              5.3  Limited Duties and Responsibilities.
                   -----------------------------------

                   (a) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent, in its capacity as such, shall not be bound by the provisions of any Agreement among the parties to this Agreement and shall have no duty to inquire into, or to take into account its knowledge of, the terms and conditions of any Agreement made or entered into in connection with this

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Agreement, including without limitation the Stock Purchase Agreement. The Escrow
Agent shall incur no liability whatsoever to Buyer, Davidovich or any other Seller, except for its own bad faith or willful misconduct in its capacity as escrow agent.

          (b) The Escrow Agent's sole responsibility upon receipt of any notice requiring any payment to Buyer or Davidovich on behalf of the Sellers pursuant to the terms of this Agreement, is to pay the applicable Escrow Fund to Buyer and/or Davidovich on behalf of the Sellers, as the case may be, and the Escrow Agent shall have no duty to determine (and shall not be affected by any knowledge concerning) the validity, authenticity or enforceability of any specification or certification made in such notice.

     5.4  Reliance on Notices; Court Orders.
          ---------------------------------

          (a) The Escrow Agent may rely, and shall be protected in acting or refraining from action, upon any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent may conclusively presume that the undersigned have full power and authority to instruct the Escrow Agent on behalf of Buyer and Sellers, respectively. Notwithstanding any other provisions herein contained, the Escrow Agent may at all times act upon and in accordance with the joint written instructions of Buyer and Davidovich, on behalf of Sellers. The Escrow Agent shall not be liable for any act done or omitted by it in accordance with such instructions or the exercise of its own best judgment or pursuant to the advice of counsel of its selection.

          (b) If any property subject hereto is at any time attached, garnished or levied upon under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property or any part thereof, then and in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree which the Escrow Agent is advised by legal counsel of its own choosing is binding upon it; and if the Escrow Agent complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

     5.5  Action in Good Faith.  The Escrow Agent shall not be liable for any
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action taken by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Agreement, and may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

     5.6  Resignation; Successor Escrow Agent.  The Escrow Agent may resign and
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be discharged from its duties or obligations hereunder by giving 30 days advance written

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notice of such resignation to Buyer and Davidovich, specifying a date upon which such resignation shall take effect, whereupon a successor escrow agent shall be appointed by Buyer and Davidovich. The Escrow Agent shall be entitled to pay the Escrow Fund to any successor escrow agent so appointed. If no successor escrow agent has been appointed as of the effective date specified in the Escrow
Agent's notice of resignation, the Escrow Agent shall be entitled to deliver the Escrow Fund into federal or state court in the Commonwealth of Pennsylvania and, upon giving notice to Buyer and Davidovich of such action, shall thereupon be relieved of all further responsibility hereunder.

          5.7  Indemnification.  Buyer and Davidovich hereby jointly and
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severally agree to indemnify the Escrow Agent for, and to hold it harmless against, any loss, liability, damage or expense incurred without bad faith or willful misconduct on the part of the Escrow Agent arising out of or in connection with its entering into and or performing under this agreement, including the cost and expense (including, but not limited to, attorneys' fees) of defending itself against any claim or liability.

          5.8  Escrow Agent as Counsel to Buyer.  Davidovich acknowledges that
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he is aware that the Escrow Agent is acting as counsel to Buyer and its affiliates in connection with the Stock Purchase Agreement, this Agreement and other matters, and agrees that the Escrow Agent's acting under this Agreement shall not affect its ability to act as counsel to Buyer and its affiliates in any matter, including, but not limited to, any claim, action or proceeding with respect to this Agreement or the disposition of or entitlement to the Escrow Fund, provided that nothing in this Section 5.8 shall limit, modify or affect the duties of the Escrow Agent under Section 2.

          5.9  Expenses.  The Escrow Agent shall be entitled to reimbursement
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for expenses incurred by it to employ such legal counsel and other experts as it may deem necessary to advise it properly in connection with its obligations hereunder and may rely on the advice of such counsel and may pay them reasonable compensation therefor. All fees and expenses of the Escrow Agent and such legal counsel and other experts shall be borne equally by Buyer and Davidovich.

      6.  Notices.  All notices and other communications hereunder shall be in
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writing and shall be deemed to have been duly given (a) when delivered personally, (b) when transmitted by telecopy (receipt confirmed), (c) on the fifth (5th) business day following mailing by registered or certified mail (return receipt requested), or (d) on the next business day following deposit with an overnight delivery service of national reputation, to the parties at the following addresses and telecopy numbers (or at such other address or telecopy number for a party as may be specified by like notice):

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If to Buyer:

Benchmark Corporation of Delaware
Three Radnor Corporate Center, Suite 300
100 Matsonford Road
Radnor, PA  19087
Attention:     Michael T. Kennedy, Chairman
Telecopy:      (610) 995-2697

with a copy to:

Duane, Morris & Heckscher
One Liberty Place
Philadelphia, PA  19103
Attention:     Stephen D. Teaford, Esquire
Telecopy:      (215) 979-1020

If to Davidovich:

Richard Davidovich
312 Ridgewood Road
Fort Worth, TX  76107
Telecopy:      (817) 625-7337

with a copy to:

Thompson & Knight, P.C.
801 Cherry Street, Suite 1600
Fort Worth, TX  76102
Attention:     Stephen Norris, Esquire
Telecopy:      (817) 347-1799

If to Escrow Agent:

Duane, Morris & Heckscher
One Liberty Place
Philadelphia, PA  19103
Attention:     Stephen D. Teaford, Esquire
Telecopy:      (215) 979-1020

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         7.  Miscellaneous.
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             7.1  Jurisdiction. Any action or proceeding seeking to enforce any
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provision of, or based on any right arising out of, this Agreement shall be brought against any of the parties in the courts of the State of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any such action or proceeding may be served anywhere in the world, whether within or without the State of Delaware.

             7.2  Captions.  The captions in this Agreement are for convenience
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of reference only and shall not be given any effect in the interpretation of this Agreement.

             7.3  No Waiver.  The failure of a party to insist upon strict
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adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

             7.4  Exclusive Agreement; Amendment; Assignment.  This Agreement
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supersedes all prior agreements among the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the Agreement among the parties with respect thereto and cannot be changed or terminated orally. No party may assign any of its rights or delegate any of its duties under this Agreement, but this Agreement shall be binding upon and inure to the benefit any successor escrow agent appointed in accordance with Section 5.6.

             7.5  Counterparts.  This Agreement may be executed in counterparts,
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each of which shall be considered an original, and all of which together shall constitute the same Agreement.

             7.6  Governing Law.  This Agreement and all amendments hereto and
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waivers and consents hereunder shall be governed by, and all disputes arising hereunder shall be resolved in accordance with, the internal law of the State of Delaware, without regard to conflicts of law principles.

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     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                       RADNOR HOLDINGS CORPORATION


                                       By: /s/ Michael T. Kennedy
                                          ------------------------------
                                             Michael T. Kennedy
                                             Chairman

                                       /s/ Richard Davidovich
                                       ---------------------------------
                                             Richard Davidovich


                                       DUANE, MORRIS & HECKSCHER
                                       as Escrow Agent


                                       By: [SIGNATURE APPEARS HERE]
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                                                     a partner

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